UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported): June 30, 2016

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-198881 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

7200 S. Alton Way, Suite B-220
Centennial, Colorado 80112
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                          Completion of Acquisition of Disposition of Assets.
As previously disclosed in its Current Report on Form 8-K dated May 27, 2016, PetroShare Corp. (the “Company”) entered into a purchase and sale agreement on May 27, 2016 (“Agreement”) with PDC Energy, Inc., a Delaware corporation (“PDC”). On June 30, 2016, the Company completed the acquisition of certain oil and gas assets from PDC. The assets include leases covering approximately 3,718 gross (2,690 net) acres of lands located in Adams County, Colorado. All of the acreage is currently held by production. The Company also acquired PDC’s interest in approximately 72 wells located on the acreage, which includes those wells currently producing, permitted, proposed, and/or shut-in. As of the date of closing, the wells, all of which were producing from vertical wellbores, were producing approximately 125 barrels of oil equivalent per day (“BOE/D”), 62.5 BOE/D net to the Company’s retained interest.
Simultaneous with the closing of the acquisition, Providence Energy Operators, LLC, a Delaware limited liability company based in Texas (“Providence”), which is the Company’s lender and owner of 13.8% of the Company’s common stock, exercised its option under a participation agreement with the Company and acquired 50% of the Company’s interest in the PDC assets. Much of the acreage that the Company acquired from PDC is within the Company’s Todd Creek Farms prospect in Township 1 South, Range 67 West; the remainder of the acreage is located in other parts of Adams County. The PDC asset acquisition is effective April 1, 2016.
The original proposed purchase price for the assets set forth in the letter of intent was $6 million, which was reduced to $5,154,630 in the Agreement due to an allowance negotiated by the Company for potential well and well site remediation. The purchase price was further reduced at the closing to $4,611,833 due to a holdback allowance associated with title defects, which the seller has the right to cure within 60 days following closing. Consequently, on June 30, 2016, the Company paid a total of $4,611,833 for the assets, which included an earnest money deposit of $515,463 that the Company paid on May 27, 2016. The purchase price may be adjusted upwards up to $5,154,630, if the seller completes certain title curative actions. The purchase price was paid using a combination of working capital and a $2.6 million draw on the Company’s line of credit with Providence. Pursuant to the Agreement, the parties indemnified each other against certain liabilities, including liabilities related to ownership and operation of the assets. Following closing, Providence paid its pro rata share of the purchase price of the PDC assets to the Company pursuant to its option exercise.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated May 27, 2016.
Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 5, 2016, the Board of Directors of the Company expanded its membership from five to six members and appointed Douglas R. Harris to fill the vacancy created by the increase. Mr. Harris will serve in that position until the next annual meeting of the Company’s shareholders and until his successor is elected and qualified, or until he is removed.
Mr. Harris has over 38 years of experience in the oil and gas industry. Most recently, he is the founder and chief operating officer of Axia Energy II, LLC, a privately-held Delaware limited liability company. Axia II, organized in March 2015, seeks to identify and develop oil and gas prospects throughout the United States. From August 2009 to 2015, Mr. Harris served as co-founder and chief operating officer of Axia Energy, LLC, also a privately-held Delaware limited liability company. Prior to that, he served as the co-founder and vice president of operations for Orion Energy Partners, Inc., a privately-held Delaware corporation, a position that he held from 2004 to 2009, and the vice president and general manager of the Denver Division of Tom Brown Inc., also a privately-held Delaware corporation, a position that he held from February 2001 to 2004. From 1986 until 2001, Mr. Harris served in numerous positions for Burlington Resources Inc., culminating as the vice president of production operations in its Calgary, Alberta offices. He serves on the board of directors of a number of privately-held companies. Mr. Harris holds a BS in Civil Engineering from New Mexico State University.
In connection with his appointment to the Board, Mr. Harris was granted 25,000 shares of the Company’s common stock and options to purchase an additional 25,000 shares of stock, which options are exercisable at a price of $1.60 per share until December 2022. Mr. Harris will receive a quarterly director fee in the amount of $3,000.

Item 7.01                          Regulation FD Disclosure.
On July 6, 2016, the Company issued a press release announcing the acquisition of the assets from PDC. A copy of the press release is attached to this report as Exhibit 99.1.
The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.
Item 9.01                          Financial Statements and Exhibits.
 (a)            Financial Statements of Businesses Acquired
The Company intends to amend this Current Report on Form 8-K to include the financial statements required under Item 9.01(a) not later than September 16, 2016.
(b)            Pro Forma Financial Information
The Company undertakes to amend this Current Report on Form 8-K to include the pro forma financial information required under Item 9.01(b) not later than September 16, 2016.
(d)            Exhibits. The following exhibit is furnished with this report:
99.1            Press release dated July 6, 2016.
Caution Concerning Forward-Looking Statements

This report and the press release contain certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as of the date of this report, the Company’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results.  These forward-looking statements include, among others, statements regarding the benefits that the Company expects from proposed or completed transactions and plans and objectives of management for future operations. Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to receipt of working capital, the level of success in exploration, development and production activities, possible defects in title to properties, the ability to negotiate acceptable surface-use agreements with landowners, fluctuations in the market price of precious crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks described in the Company’s report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law.

All forward-looking statements and information made in this report and the press release are qualified by this cautionary statement.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: July 7, 2016	By: /s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits furnished with this report.

Exhibit Number	Description of Exhibit
99.1	Press release dated July 6, 2016.

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